EXHIBIT 23.1.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 28, 2015, with respect to the financial statements of ATEL 17, LLC as of April 28, 2015, and for the period of April 16, 2015 (date of inception) through April 28, 2015, included in the Pre-Effective Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-203841) and Prospectus of ATEL 17, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

September 24, 2015